UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 24, 2026
Date of Report (date of earliest event reported)
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SunCoke Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	001-35243 (Commission File Number)	90-0640593 (IRS Employer Identification Number)
1011 Warrenville Road, Suite 600
Lisle,	IL	60532
(Address of principal executive offices and zip code)

(630)	824-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SXC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, SunCoke Energy, Inc. (the “Company”) announced that Mr. Michael W. Lewis, 76, has stated his intention to retire from service on the Company’s Board of Directors (“Board”), effective as of the date of the Company’s annual meeting of stockholders in May 2026, in order to focus on personal commitments. Mr. Lewis has been a Board member since 2020 and during his tenure, he has served as a member of each of the Audit Committee and the Governance Committee of the Board. Mr. Lewis’ decision to retire from the Board does not arise from any disagreement with the Company, its management or the other directors on any matter relating to the Company’s operations, policies or practices, or the general direction of the Company.

In addition, the Company announced that, effective March 13, 2026, upon Shantanu Agrawal’s previously announced appointment as Senior Vice President and Chief Financial Officer, Karl A. Zabiello, currently Vice President and Controller, will become principal accounting officer for the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of February, 2026.

SUNCOKE ENERGY, INC.

By:	/s/ Mark W. Marinko
Name:	Mark W. Marinko
Title:	Senior Vice President and Chief Financial Officer